                                            Registration No.____________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           VISIGENIC SOFTWARE, INC.
                    ---------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                94-3173927
  ---------------------------------       ------------------------------------
    (State or other jurisdiction          (I.R.S. employer identification no.)
  of incorporation or organization)

                     951 Mariner's Island Blvd., Suite 120
                              San Mateo, CA 94404
            ------------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                           VISIGENIC SOFTWARE, INC.
                            1995 STOCK OPTION PLAN
                   1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                     EXECUTIVE PERFORMANCE INCENTIVE PLAN
           ---------------------------------------------------------
                           (Full title of the plan)

                               Kevin C. Eichler
                            Vice President, Finance
                            Chief Financial Officer
                            Treasurer and Secretary
                           Visigenic Software, Inc.
                     951 Mariner's Island Blvd., Suite 120
                              San Mateo, CA 94404
           ---------------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  415/286-1900

This registration statement, including all exhibits and attachments, contains 10 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

----------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                              Proposed        Proposed
Title of                                                      maximum         maximum
securities                                    Amount          offering        aggregate       Amount of
to be                                         to be           price per       offering        registration
registered/1/                                 registered      share/2/        price/2/        fee
----------------------------------------------------------------------------------------------------------
1995 Stock Option Plan
----------------------
Common Stock                                    130,000        $ 1.23      $    159,900.00    $   48.45
Par Value $0.001                              1,652,950        $ 6.41      $ 10,595,409.50    $3,210.73
                                                467,617        $14.63      $  6,841,236.71    $2,073.10

1996 Outside Directors Stock Option Plan
----------------------------------------
Common Stock                                    200,000        $14.63      $ 2,926,000.00     $  886.67
Par Value $0.001

Executive Performance Incentive Plan
------------------------------------
Common Stock                                    100,000        $14.63      $ 1,463,000.00     $  443.33
Par Value $0.001

1996 Employee Stock Purchase Plan
---------------------------------
Common Stock                                    450,000        $12.43      $ 5,593,500.00     $1,695.00
Par Value $0.001

TOTAL                                         3,000,567                    $27,579,046.21     $8,357.28

-------------------------------
/1/       The securities to be registered include options and rights to acquire such Common Stock.

/2/        Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1995 Stock Option Plan, the $1.23 and $6.41 prices are computed on the basis of the weighted average exercise prices. As to the remaining shares under the 1995 Stock Option Plan and as to the shares under the 1996 Outside Directors Stock Option Plan and the Executive Performance Incentive Plan, the $14.63 price is based upon the average of the high and low prices of the Common Stock on November 25, 1996 as reported on the National Association of Securities Dealers Automated Quotations System. The 1996 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the $12.43 price for purchase rights under this plan is based upon 85% of $14.63, the average of the high and low prices of the Common Stock on November 25, 1996 as reported on the National Association of Securities Dealers Automated Quotations System.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          Visigenic Software, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year. The prospectus is included in the Company's Registration Statement on Form S-1 (No. 333-06285).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          Legal Opinion.  The validity of the shares of Common Stock to be
          -------------
offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. As of November 25, 1996 certain attorneys of Gray Cary Ware & Freidenrich, A Professional Corporation, owned 34,500 shares of the Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Inapplicable.

Item 8.   Exhibits
------    --------

          See Exhibit Index.

Item 9.   Undertakings
------    ------------

          (a)  Rule 415 Offering
               -----------------

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Filing incorporating subsequent Exchange Act documents by
               ---------------------------------------------------------
               reference
               ---------

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)  Request for acceleration of effective date or filing of
               -------------------------------------------------------
               registration statement on Form S-8
               ----------------------------------

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on November 26, 1996.

                                Visigenic Software, Inc.

                                     /s/ Kevin C. Eichler
                                By:____________________________________
                                        Kevin C. Eichler, Vice President,
                                        Finance, Chief Financial Officer,
                                        Treasurer and Secretary


                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of Visigenic Software, Inc. whose signatures appear below, hereby constitute and appoint Mark D. Hanson and Kevin C. Eichler, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 1996.


Signature                               Title
-----------------------------------------------------------------------------

/s/ Roger J. Sippl
---------------------------------
Roger J. Sippl                          Chairman of the Board, Director and
                                        Chief Executive Officer (Principal
                                        Executive Officer)

/s/ Mark D. Hanson
---------------------------------
Mark D. Hanson                          President and Chief Operating Officer


/s/ Kevin C. Eichler
---------------------------------
Kevin C. Eichler                        Vice President, Finance, Chief Financial
                                        Officer, Treasurer and Secretary
                                        (Principal Financial and Accounting
                                        Officer)

/s/ Jens Christensen
---------------------------------
Jens Christensen                        Vice President, Chief Technical
                                        Officer and Director

/s/ Gill Cogan
---------------------------------
Gill Cogan                              Director


/s/ Cristina M. Morgan
---------------------------------
Cristina M. Morgan                      Director


/s/ Michael Moritz
---------------------------------
Michael Moritz                          Director


---------------------------------
E. E. van Bronkhorst                    Director


/s/ J. Sidney Webb
---------------------------------
J. Sidney Webb                          Director


/s/ Eric Young
---------------------------------
Eric Young                              Director

                                 EXHIBIT INDEX
                                 -------------

                                                                   Sequentially
                                                                   Numbered Page
                                                                   -------------

 4.1  Restated Certificate of Incorporation of the Company is
      incorporated by reference to Exhibit 3.1B to the Company's
      Registration Statement on Form S-1 filed with the Securities
      and Exchange Commission (File No. 333-06285)                        --

 4.2  Bylaws of the Company is incorporated by reference to
      Exhibit 3.2B to the Company's Registration Statement on
      Form S-1 filed with the Securities and Exchange Commission
      (File No. 333-06285)                                                --

 5    Opinion re legality                                                  9

23.1  Consent of Counsel (included in Exhibit 5)                          --

23.2  Consent of Independent Public Accountants                           10

24    Power of Attorney (included in signature pages to this
      registration statement)                                             --